UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A12(G)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APPTIGO INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	99-0382426
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification)

1801 SW 3rd Avenue, Suite 402, Miami FL 33129

(Address of principal executive offices)

(844) 277-8446
(Registrant’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-186330

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class

to be so registered

___________________________________________

Common Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Common Stock to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-186330 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on January 31, 2013, as subsequently amended by any amendments to such Registration Statement and declared effective on May 13, 2013. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description are hereby incorporated by reference herein.

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit Number	Description of Exhibit
3.1 (1) 3.2 (2) 3.3 (2) 3.4 (1)	Articles of Incorporation Amended and Restated Articles of Incorporation, filed on April 16, 2014 Certificate of Designation to Articles of Incorporation filed on April 16, 2014 Bylaws

(1)	Filed as exhibits to the Company’s Form S-1 Registration Statement filed with the Commission on January 31, 2013, and incorporated herein by reference.
(2)	Filed as exhibits to the Company’s Report on Form 8-K filed with the Commission on April 17, 2014, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2015

APPTIGO International, Inc.

By: /s/ David Steinberg
David Steinberg
President